Exhibit 99.1

Corporate Communications 817-967-1577 mediarelations@aa.com Investor Relations 817-931-3423 investor.relations@aa.com

FOR RELEASE: Friday, April 10, 2015

AMERICAN AIRLINES GROUP REPORTS MARCH TRAFFIC RESULTS

FORT WORTH, Texas – American Airlines Group (NASDAQ: AAL) today reported March 2015 and year-to-date traffic results.

American Airlines Group’s total revenue passenger miles (RPMs) for the month were 18.4 billion, down 0.6 percent versus March 2014. Total capacity was 22.4 billion available seat miles (ASMs), down 0.9 percent versus March 2014. Total passenger load factor was 82.1 percent for the month of March, up 0.3 percentage points versus March 2014.

The Company expects its first quarter 2015 consolidated passenger revenue per available seat mile (PRASM) to be down approximately one to three percent. The recent strengthening of the dollar resulted in higher than anticipated foreign exchange losses. As a result, the Company now expects its first quarter pretax margin excluding special charges to be approximately 12 to 13 percent, down from its previous guidance of 12 to 14 percent. For more financial forecasting detail, please refer to the Company’s investor relations update also filed this morning on SEC Form 8-K.

The following summarizes American Airlines Group traffic results for the month and year-to-date ended March 31, 2015 and 2014, consisting of mainline-operated flights, wholly owned regional subsidiaries and operating results from capacity purchase agreements.

– more –

American Airlines Group Reports March 2015 Traffic

April 10, 2015

Combined American and US Airways Traffic Results

		March 2014				Year to Date 2014
	2015		Change		2015		Change
Revenue Passenger Miles (000)
Domestic	11,009,433	11,085,270	(0.7)%		29,585,455	30,175,740	(2.0)%
Atlantic	1,890,872	2,020,403	(6.4)%		4,771,876	5,264,254	(9.4)%
Latin America	2,678,531	2,923,146	(8.4)%		8,182,322	8,682,562	(5.8)%
Pacific	839,660	587,576	42.9%		2,309,471	1,705,092	35.4%

International	5,409,063	5,531,125	(2.2)%		15,263,669	15,651,908	(2.5)%

Mainline	16,418,496	16,616,395	(1.2)%		44,849,124	45,827,648	(2.1)%
Regional	1,982,202	1,888,545	5.0%		5,340,643	5,058,464	5.6%

Total Revenue Passenger Miles	18,400,698	18,504,940	(0.6)%		50,189,767	50,886,112	(1.4)%

Available Seat Miles (000)
Domestic	12,838,442	12,883,759	(0.4)%		35,672,425	35,989,458	(0.9)%
Atlantic	2,545,326	2,727,172	(6.7)%		6,768,343	7,405,157	(8.6)%
Latin America	3,569,113	3,899,861	(8.5)%		10,593,011	11,357,537	(6.7)%
Pacific	992,278	728,305	36.2%		2,819,762	2,078,866	35.6%

International	7,106,717	7,355,338	(3.4)%		20,181,116	20,841,560	(3.2)%

Mainline	19,945,159	20,239,097	(1.5)%		55,853,541	56,831,018	(1.7)%
Regional	2,468,526	2,376,355	3.9%		6,936,862	6,561,054	5.7%

Total Available Seat Miles	22,413,685	22,615,452	(0.9)%		62,790,403	63,392,072	(0.9)%

Load Factor (%)
Domestic	85.8	86.0	(0.2	)pts	82.9	83.8	(0.9	)pts
Atlantic	74.3	74.1	0.2	pts	70.5	71.1	(0.6	)pts
Latin America	75.0	75.0	—	pts	77.2	76.4	0.8	pts
Pacific	84.6	80.7	3.9	pts	81.9	82.0	(0.1	)pts
International	76.1	75.2	0.9	pts	75.6	75.1	0.5	pts
Mainline	82.3	82.1	0.2	pts	80.3	80.6	(0.3	)pts
Regional	80.3	79.5	0.8	pts	77.0	77.1	(0.1	)pts
Total Load Factor	82.1	81.8	0.3	pts	79.9	80.3	(0.4	)pts

Enplanements
Mainline	12,526,257	12,706,484	(1.4)%		33,950,985	34,843,071	(2.6)%
Regional	4,541,033	4,399,130	3.2%		12,242,763	11,708,618	4.6%

Total Enplanements	17,067,290	17,105,614	(0.2)%		46,193,748	46,551,689	(0.8)%

System Cargo Ton Miles (000)	206,283	212,744	(3.0)%		553,386	560,076	(1.2)%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin America numbers include the Caribbean.

3)	Regional includes wholly owned subsidiaries and operating results from capacity purchase carriers.

American Airlines Group Reports March 2015 Traffic

April 10, 2015

About American Airlines Group

American Airlines Group (NASDAQ: AAL) is the holding company for American Airlines and US Airways. Together with regional partners, operating as American Eagle and US Airways Express, the airlines operate an average of nearly 6,700 flights per day to nearly 350 destinations in more than 50 countries from its hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. The American Airlines AAdvantage program allows members to earn miles for travel, vacation packages, car rentals, hotel stays and everyday purchases. Members can redeem miles for tickets as well as upgrades to First Class and Business Class, vacation packages, car rentals, hotel stays and retail products. American is a founding member of the oneworld alliance, whose members and members-elect serve nearly 1,000 destinations with 14,250 daily flights to 150 countries. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

Cautionary Statement Regarding Forward-Looking Statements and Information

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, statements about the expected first quarter pre-tax margin, the expected change in PRASM, the Company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts, such as, without limitation, statements that discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. These forward-looking statements are based on the current objectives, beliefs and expectations of the Company, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 under Part I, Item 1A. Risk Factors, and the following: significant operating losses in the future; downturns in economic conditions that adversely affect the Company’s business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low cost carriers, airline alliances and industry consolidation; the challenges and costs of integrating operations and realizing anticipated synergies and other benefits of the merger transaction with US Airways Group, Inc.; the Company’s substantial indebtedness and other obligations and the effect they could have on the Company’s business and liquidity; any inability to obtain sufficient financing or other capital to operate successfully and in accordance with the Company’s current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the effect the Company’s high level of fixed obligations may have on its ability to fund general corporate requirements, obtain additional financing and

American Airlines Group Reports March 2015 Traffic

April 10, 2015

respond to competitive developments and adverse economic and industry conditions; the Company’s significant pension and other post-employment benefit funding obligations; the impact of any failure to comply with the covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may materially reduce the Company’s liquidity; the limitations of the Company’s historical consolidated financial information, which is not directly comparable to its financial information for prior or future periods; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; costs of ongoing data security compliance requirements and the impact of any significant data security breach; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate the Company’s flight schedule and expand or change its route network; the Company’s reliance on third-party regional operators or third-party service providers that have the ability to affect the Company’s revenue and the public’s perception about its services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which the Company relies; extensive government regulation, which may result in increases in the Company’s costs, disruptions to the Company’s operations, limits on the Company’s operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation on the airline industry; changes to the Company’s business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of the Company’s business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond its control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating the Company’s computer, communications and other technology systems; losses and adverse publicity stemming from any accident involving any of the Company’s aircraft or the aircraft of its regional or codeshare operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond the Company’s control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in the Company’s results of operations due to seasonality; the effect of a higher than normal number of pilot retirements and a potential shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect of a lawsuit that was filed in connection with the merger transaction with US Airways Group, Inc. and remains pending; an inability to use net operating losses (“NOLs”) carried over from prior taxable years (“NOL Carryforwards”); any impairment in the amount of goodwill the Company recorded as a result of the application of the acquisition method of accounting and an inability to realize the full value of the Company’s and American Airlines’ respective intangible or long-lived assets and any material impairment charges that would be recorded as a result; price volatility of the Company’s common stock; the effects of the Company’s capital deployment program and the limitation, suspension or discontinuation of the Company’s share repurchase program

American Airlines Group Reports March 2015 Traffic

April 10, 2015

or dividend payments thereunder; delay or prevention of stockholders’ ability to change the composition of the Company’s board of directors and the effect this may have on takeover attempts that some of the Company’s stockholders might consider beneficial; the effect of provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws that limit ownership and voting of its equity interests, including its common stock; the effect of limitations in the Company’s Restated Certificate of Incorporation on acquisitions and dispositions of its common stock designed to protect its NOL Carryforwards and certain other tax attributes, which may limit the liquidity of its common stock; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (especially in Part I, Item 1A—Risk Factors and Part II, Item 7A—Management’s Discussion and Analysis of Financial Condition and Results of Operations sections) and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

###